UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 6, 2006

GlobalSCAPE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30617	74-2785449
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6000 Northwest Parkway, Suite 100

San Antonio, Texas 78249

(210) 308-8267

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)            On December 6, 2006, GlobalSCAPE appointed Frank M. Morgan as a director.  Mr. Morgan was awarded options to purchase 20,000 shares of GlobalSCAPE common stock at an exercise price of $2.50 per share as an inducement grant and will be paid a quarterly fee of $3,000 for serving as a member of the Board of Directors.  Mr. Morgan was also named as the Chairman of the Board’s newly-formed Governance and Nominating Committee and as a member of the Audit Committee.

Item 7.01                                    Regulation FD Disclosure.

On December 6, 2006 GlobalSCAPE issued a press release announcing the appointment of Frank M. Morgan as a director.

A copy of this press release has been furnished as Exhibits 99.1 to this Current Report on Form 8-K.  Pursuant to the rules and regulations of the Securities and Exchange Commission, these exhibits and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01                                    Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Release dated December 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.

By:	/s/ Charles R. Poole
Charles R. Poole, President and Chief Executive Officer

Dated:	December 12, 2006